TRANSAMERICA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints JOHN K. CARTER and DENNIS P. GALLAGHER his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of (i) Transamerica WMC Diversified Growth into Transamerica WMC Diversified Equity and (ii) Transamerica Morgan Stanley Mid-Cap Growth into Transamerica Morgan Stanley Growth Opportunities, each a series of Transamerica Funds (the “Fund”) and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he might or could do in person in his capacity as a Trustee of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Sandra N. Bane	Trustee	December 20, 2011
Sandra N. Bane

/s/ Leo J. Hill	Trustee	December 17, 2011
Leo J. Hill

/s/ David W. Jennings	Trustee	December 21, 2011
David W. Jennings

/s/ Russell A. Kimball, Jr.	Trustee	December 19, 2011
Russell A. Kimball, Jr.

/s/ Eugene M. Mannella	Trustee	December 17, 2011
Eugene M. Mannella

/s/ Norman R. Nielsen	Trustee	December 19, 2011
Norman R. Nielsen

/s/ Joyce G. Norden	Trustee	December 18, 2011
Joyce G. Norden

/s/ Patricia L. Sawyer	Trustee	December 20, 2011
Patricia L. Sawyer

/s/ John W. Waechter	Trustee	December 18, 2011
John W. Waechter